UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 18, 2014

Popeyes Louisiana Kitchen, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606
(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2014, Popeyes Louisiana Kitchen, Inc. (the “Company”) appointed William P. Matt as its Chief Financial Officer, effective August 21, 2014 (the “Effective Date”). Tony W. Woodard, currently serving as Interim Chief Financial Officer, will remain with the Company as Vice President – Finance.

Prior to joining the Company, Mr. Matt served as Chief Operating Officer, La Senza Global for L Brands Inc., a fashion retailer, since 2013. Previously, Mr. Matt held various other positions with L Brands, Including Chief Administrative Officer, Victoria Secret Division (Website and Catalog) (2009-2013), Senior Vice President Chief Financial Officer, Victoria Secret Direct (2004-2009) and Vice President, Chief Financial Officer, Real Estate / Store Design and Construction (2000-2004). Prior to joining L Brands, Mr. Matt held various positions with KFC (a division of PepsiCo and later of Tricon Global Brands).

On the Effective Date, the Company entered into an Employment Agreement with Mr. Matt (the “Employment Agreement”). The Employment Agreement provides for an initial term of one year, which will be automatically extended for one additional year on each anniversary of the Effective Date unless the Company or Mr. Matt, at least thirty days prior to any anniversary date, gives written notice that there will be no such extension.

The Employment Agreement provides that Mr. Matt’s base salary will initially be $370,000 and his target annual cash incentive compensation will initially be $222,000 (which, for 2014, will be prorated based on his service). Mr. Matt received a sign-on bonus of $100,000, an initial grant of 5,000 shares of restricted stock, vesting on the first anniversary of the grant date, and an initial grant of 2,341 options, vesting ratably on the first three anniversaries of the grant date. The Company has a right to clawback the cash signing bonus if Mr. Matt voluntarily terminates his employment with the Company (other than as a result of a Constructive Discharge) or he is terminated for Cause, in each case within twelve months of the Effective Date.

Mr. Matt is eligible for health insurance and life and disability insurance and other customary employee benefits. The Company has also agreed, as a relocation benefit, to pay Mr. Matt 50% of the difference between his cost basis and the eventual selling price of his current residence, with a cap of $150,000 on this benefit. The Company has a right to clawback this relocation benefit if Mr. Matt leaves the employment of the Company for any reason within twelve months of the date of payment.

If the Company at any time terminates Mr. Matt’s employment without Cause, or determines not to renew the Employment Agreement, or if Mr. Matt resigns pursuant to a Constructive Discharge by the Company, Mr. Matt will be entitled to (1) a cash payment equal to the sum of his then current base salary and his then current target annual cash bonus and (2) the accelerated vesting of his then outstanding equity awards, notwithstanding the terms under which such awards were granted, except that awards with performance-based vesting conditions will be governed by their original terms.

The Employment Agreement also contains customary non-competition and non-solicitation covenants and covenants regarding the treatment of confidential information.

Item 7.01	Regulation FD Disclosure.

On August 21, 2014, the Company issued a press release, furnished with this Form 8-K as Exhibit 99.1, announcing Mr. Matt’s appointment as Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popeyes Louisiana Kitchen, Inc.

Date: August 21, 2014	By:	/s/ Harold M. Cohen
Harold M. Cohen Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.